SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                ---------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)   August 19, 1996
                                                        ---------------



                            THE B.F.GOODRICH COMPANY
               --------------------------------------------------
               (Exact name of registrant as specified in charter)



    New York                    1-892                        34-0252680
- ---------------              ------------               -------------------
(State or other              (Commission                   (IRS Employer
jurisdiction of              File Number)               Identification No.)
incorporation)



            3925 Embassy Parkway, Akron, Ohio            44333-1799
         ----------------------------------------        ----------
         (Address of principal executive offices)        (Zip Code)


   Registrant's telephone number, including area code     330-374-2000
                                                          ------------



                                 Not Applicable
     ---------------------------------------------------------------
     (Former name or former address,  if changed since last report.)

Item 5.  Other Events


         On August 20, 1996, The B.F.Goodrich Company ("BFGoodrich") issued a press release announcing that Westlake Monomers Corporation ("Westlake") has exercised its right to terminate an agreement to purchase BFGoodrich's chlor-alkali and olefins facilities at Calvert City, Kentucky for approximately $170 million. BFGoodrich will continue to operate the facilities, which produce chlorine, caustic soda, hydrogen, ethylene, propylene and other olefins.

         The chlor-alkali and olefins facilities have been the subject of a lawsuit and subsequent arbitration that Westlake initiated in 1993 seeking up to $350 million in damages. Westlake's decision not to purchase the facilities has the effect of terminating all of its claims in the lawsuit and arbitration.





                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          THE B.F.GOODRICH COMPANY




                                          By /s/Nicholas J. Calise
                                             -----------------------------
                                             Nicholas J. Calise, Secretary



Dated August 20, 1996